                                POWER OF ATTORNEY

                         For Executing Forms 3, 4 and 5

        The undersigned, Gilbert A. Garcia, hereby constitutes and appoints each of Alfredo  Gutierrez and Michael G. Long,  signing singly,  his true and lawful attorney-in-fact to:

        1.      execute  for and on behalf of the  undersigned  Forms 3, 4 and 5
                (including  amendments thereto) in accordance with Section 16(a)
                of the Securities  Exchange Act of 1934, as amended (the "Act"), and the rules thereunder;

        2.      do and  perform  any  and all  acts  for  and on  behalf  of the undersigned  which may be necessary or desirable to complete the execution  of any such Form 3, 4 or 5 and the  timely  filing of such  form  with  the  United  States  Securities  and  Exchange
                Commission (the "SEC") and any stock  exchange,  self-regulatory association or any other authority;

        3.      take any necessary or appropriate action to obtain or regenerate codes and passwords  enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the
                Act or any rule or regulation of the SEC; and

        4.      take any other action of any type  whatsoever in connection with
                the   foregoing,   which,   in  the   opinion   of   each   such
                attorney-in-fact, may be of benefit to, in the best interest of, or legally  required of, the  undersigned,  it being  understood that the documents executed by such  attorney-in-fact  on behalf of the  undersigned  pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve, in his or her discretion.

        The undersigned  hereby grants to each  attorney-in-fact  full power and authority  to do and perform all and every act and thing  whatsoever  requisite, necessary  and proper to be done in the exercise of any of the rights and powers herein  granted,  as fully to all intents and purposes as such  attorney-in-fact might or could do if  personally  present,  with full power of  substitution  or revocation,  hereby ratifying and confirming all that the attorneys-in-fact,  or his or her substitute or  substitutes,  shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein  granted.  The undersigned  acknowledges  that the foregoing  attorneys-in-fact,  in serving in such  capacity  at the  request of the  undersigned,  are not  assuming  (nor is
Sanchez Energy Corporation nor its affiliates assuming) any of the undersigned's responsibilities  to comply with  Section 16 of the  Securities  Exchange Act of
1934.

        This Power of Attorney  shall  remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (including amendments thereto)  with  respect to the  undersigned's  holdings of and  transactions  in securities  issued by Sanchez Energy  Corporation  unless earlier revoked by the undersigned  in a signed writing  delivered to the foregoing  attorneys-in-fact.
This Power of  Attorney  does not revoke any other  power of  attorney  that the undersigned has previously granted.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of December, 2011.

                                        By: /s/ Gilbert A. Garcia
                                            ------------------------------------
                                            Gilbert A. Garcia